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                                                                  Exhibit 3.1(d)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 06/13/1991
                                                             911645036 - 2232700

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT

                                       OF
                             THE MENTUS GROUP, INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OR DELAWARE ON OCTOBER 24, 1990

         The Mantua Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         1. The name of the corporation is The Mantua Group, Inc. (formerly known as The Mentus Corporation).

         2. A Certificate of Amendment of Certificate of Incorporation of The Mentus Corporation was filed by the Secretary of State of Delaware an October 24, 1990, and that maid Certificate request correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy of said Certificate to be corrected is as follows:
The amendment to Article 4 of the Certificate of Incorporation did not set forth the exact number of preferred shares authorized and did not establish a pax value per share.

         4. The second paragraph of Article 4 of the Certificate, titled "Preferred Stock", is co the beginning of the paragraph to add the following sentence at the beginning of the paragraph:

                           "The Corporation shall be authorized to issue Twenty
                  Thousand (20,000) shares of preferred stock, $500 par value."

         IN WITNESS WHEREOF, The Mentus Group, Inc. has caused this Certificate to be signed by Charles B. Kratsch, its President and attested by Thomas M. Pugliese, its Secretary, this 11 day of June, 1991.

                                          THE MENTUS GROUP, INC.

                                          By
                                            -----------------------------------
                                            Charles H. Kratach, Prbaident

ATTEST:
BY
  ------------------------------
  Thomas Pugliese, Secretary


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STATE OF MINNESOTA                  )
                                    ) ss.
County of Hennepin                  )

         On this 11 day of June, 1991, before me, the undersigned officer, personally appeared Charles H. Kratsch, who acknowledged himself to be the President of The Mantua Group, Inc., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             ----------------------------
                                                     Notary Public

My commission Expires:

------------------



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STATE OF MINNESOTA                  )
                                    )       ss.
County of Hennepin                  )

         On this I I day of June, 1991, before me, the undersigned office personally appeared Thomas M. Pugliese, who acknowledged himself to be the Secretary of The Mentus Group, Inc., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                       ------------------------------
                                                 Notary Public

My commission Expires:

------------------